UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2024
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2024, Aurora Innovation, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As described in Item 5.07 below, the Company’s stockholders approved a proposed amendment to the Company’s Certificate of Incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”).

The foregoing summary and description of the Exculpation Amendment does not purport to be complete and is qualified in its entirety by reference, and should be read in conjunction with, the full text of the Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”), a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware and became effective on May 24, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s stockholders voted on five proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 5, 2024. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 1, 2024 (the “Record Date”) and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. Present at the Meeting in person or by proxy were holders of 1,363,593,654 shares of Class A common stock and Class B common stock, together representing a total of 4,175,472,735 votes, or more than 86% of the eligible votes as of the Record Date, and constituting a quorum. The final results with respect to each such proposal are set forth below:

Proposal 1 - Election of Directors.

The stockholders elected each of the three persons named below as Class III directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. The results of such vote were:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brittany Bagley	3,962,064,527	87,941,836	125,466,372
Reid Hoffman	3,772,372,035	277,634,328	125,466,372
Claire D'Oyly-Hughes Johnson	3,962,370,578	87,635,785	125,466,372

Proposal 2 - Amendment to the Company’s Certificate of Incorporation to Reflect Recently Adopted Delaware Law Provisions Regarding Officer Exculpation.

The stockholders approved an amendment to the Company’s Certificate of Incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
3,566,928,212	362,343,394	120,734,757	125,466,372

Proposal 3 - Advisory Vote on the Compensation of Named Executive Officers.

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
3,897,742,800	31,364,946	120,898,617	125,466,372

Proposal 4 - Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Named Executive Officers.

The stockholders advised that they were in favor of every one year as the frequency of holding a non-binding advisory vote on the the compensation of the Company’s named executive officers. The results of such vote were:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	Broker Non-Votes
3,923,807,087	172,491	5,397,850	120,628,935	125,466,372

Based on the results of the vote and consistent with the recommendation of the Company’s Board of Directors (the “Board”) with respect to the proposal, the Board has determined to hold a non-binding advisory vote regarding the compensation of the Company's named executive officers every one year until the earlier of (i) when such a vote is no longer required by law or (ii) when otherwise determined by the Board, including following a review of the next stockholder advisory vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.

Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of such vote were:

For	Against	Abstain
4,049,855,790	4,925,431	120,691,514

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Aurora Innovation, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 24, 2024

AURORA INNOVATION, INC.

By:	/s/ David Maday
Name:	David Maday
Title:	Chief Financial Officer